Exhibit 10.12

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

August 19, 2014

among

MEDLEY LLC,

the Subsidiary Guarantors

from time to time party hereto

and

CITY NATIONAL BANK,

as Collateral Agent

TABLE OF CONTENTS

		Page

	ARTICLE I
	Definitions

SECTION 1.01	Credit Agreement	1
SECTION 1.02	Other Defined Terms	1

	ARTICLE II
	Guarantee

SECTION 2.01	Guarantee	4
SECTION 2.02	Guarantee of Payment	5
SECTION 2.03	No Limitations, Etc.	5
SECTION 2.04	Bankruptcy, etc.	7
SECTION 2.05	Reinstatement	8
SECTION 2.06	Subrogation	8
SECTION 2.07	Information	8

	ARTICLE III
	Pledge of Securities

SECTION 3.01	Pledge	8
SECTION 3.02	Delivery of the Pledged Collateral	9
SECTION 3.03	Representations, Warranties and Covenants	9
SECTION 3.04	Certification of Limited Liability Company Interests and Limited Partnership Interests	11
SECTION 3.05	Registration in Nominee Name; Denominations	11
SECTION 3.06	Voting Rights; Dividends and Interest, Etc.	11

	ARTICLE IV
	Security Interests in Personal Property

SECTION 4.01	Security Interest	13
SECTION 4.02	Representations and Warranties	15
SECTION 4.03	Covenants	17
SECTION 4.04	Other Actions	20
SECTION 4.05	Covenants Regarding Patent, Trademark and Copyright Collateral	22

	ARTICLE V
	Remedies

SECTION 5.01	Remedies Upon Default	23
SECTION 5.02	Application of Proceeds	24
SECTION 5.03	Grant of License to Use Intellectual Property; Consents	24
SECTION 5.04	Investment Advisers Act, Securities Act, Etc.	25
SECTION 5.05	Public Sale	26

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Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 19, 2014 (this “Agreement”), among MEDLEY LLC, a Delaware limited liability company (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CITY NATIONAL BANK, a national banking association (“CNB”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement, dated as of August 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and CNB, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01          Credit Agreement. (a) All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein (and if defined in more than one Article of the New York UCC, such terms shall have the meaning specified in Article 8 or Article 9 of the New York UCC). All other capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All references to the Uniform Commercial Code shall mean the New York UCC or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(b)          The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement; provided that all references to “this Agreement” in such Section 1.02 shall be deemed to be references to this Agreement.

SECTION 1.02          Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Control Agreement” shall mean (i) with respect to any Deposit Account, an agreement among the applicable Grantor, the Collateral Agent and the applicable financial institution as required by Section 4.04(b), and (ii) with respect to any Securities Account or Commodities Account, an agreement between the Collateral Agent and the applicable Securities Intermediary or Commodity Intermediary as required by Section 4.04(c).

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 6.02.

“Collateral” shall mean the Security Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 6.02.

“Copyright License ” shall mean any written agreement to which any Grantor is a party, now or hereafter in effect, granting any right to any third Person under any Copyright now or hereafter owned by such Grantor or that such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third Person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee or transferee, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO (or any successor office or any similar office in any other country), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Discharge of the Obligations” occurs when all Obligations have been paid in full in cash (or, in the case of obligations with respect to Bank Products, providing Bank Product Collateralization) other than unasserted contingent indemnification Obligations and the commitments of Lenders to extend credit under the Credit Agreement have been terminated.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean the Borrower and the Subsidiary Guarantors.

“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature including registrable designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary information and know-how.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“License” shall mean any Patent License, Trademark License, Copyright License or other written license or sublicense agreement granting rights in Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

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“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents, and (c) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Management Fee Documents” shall have the meaning assigned to such term in the Undertaking Agreement.

“Material Foreign Intellectual Property” shall mean any Intellectual Property established under the Laws of any jurisdiction outside the United States, the materiality of which justifies the cost of pursuing the creation and perfection of a Lien in favor of the Collateral Agent therein in such jurisdiction (as determined by the Collateral Agent in its reasonable judgment at any time).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Loan Document Obligations, (b) the due and punctual performance of all obligations of the Borrower under the Loan Documents (other than the Credit Agreement), (c) the due and punctual performance of the obligations of the Loan Parties (other than the Borrower) under or pursuant to the Credit Agreement and each of the other Loan Documents, and (d) the Bank Product Obligations. With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, any Obligation (the “Excluded Obligation”) to pay or perform under any Secured Hedging Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act is or becomes illegal, the Obligations guaranteed or secured by such Guarantor shall not include any such Excluded Obligation.

“Patent License” shall mean any written agreement to which any Grantor is a party, now or hereafter in effect, granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by such Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to such Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third Person, is in existence, and all rights of such Grantor under any such agreement.

“Patents” shall mean (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the PTO (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

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“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Equity” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“PTO” shall mean the United States Patent and Trademark Office.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each Bank Product Provider, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Collateral” shall have the meaning assigned to such term in Section 4.01.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Trademark License” shall mean any written agreement to which any Grantor is a party, now or hereafter in effect, granting to any third Person any right to use any trademark now or hereafter owned by such Grantor or that such Grantor otherwise has the right to license, or granting to such Grantor any right to use any trademark now or hereafter owned by any third Person, and all rights of such Grantor under any such agreement.

“Trademarks” shall mean (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, all registrations thereof, and all registrations and pending applications thereof, including registrations and registration applications in the PTO (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, and (b) all goodwill connected with the use thereof and symbolized thereby.

“USCO” shall mean the United States Copyright Office.

ARTICLE II

Guarantee

SECTION 2.01         Guarantee. (a) Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower, any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

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(b)          If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state or other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount that can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Article VI. Each Guarantor acknowledges and agrees that (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.01(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.01(b) may be enforced only to the extent required under such laws in order for such Guarantor’s obligations hereunder to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(c)          Each Guarantor agrees that the Borrower’s Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.01(b) without impairing the validity or enforceability of the guaranty contained in this Article II and without affecting the claims, interests, rights and remedies of any Secured Party hereunder.

SECTION 2.02          Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03          No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be discharged, terminated, reduced or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations), in each case whether or not any Guarantor shall have had notice or knowledge thereof. Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

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(b)       To the fullest extent permitted by applicable law, each Guarantor waives (i) any defense based on or arising out of any defense of the Borrower or any other Obligor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Obligor, other than the indefeasible payment in full in cash of all the Obligations; (ii) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (A) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (B) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (iii) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder; (v) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof; (vi) any rights to set offs, recoupments and counterclaims; (vii) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (viii) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Secured Hedging Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or notices of any of the matters referred to in this Section 2.03 and any right to consent to any thereof; and (ix) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower, any other Loan Party or exercise any other right or remedy available to them against the Borrower, any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Loan Party, as the case may be, or any security.

(c)          Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full in cash of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)          the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

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(ii)         payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations which has not been paid; and

(iii)        any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest or yield on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Hedging Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Obligations; and (vi) exercise any other rights or remedies available to it under the Loan Documents or Secured Hedging Agreements.

SECTION 2.04         Bankruptcy, etc.

(a)          The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense that the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

(b)          Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations that accrues after the commencement of any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any Guarantor (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations that are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order that may relieve the Borrower of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

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(c)          If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

SECTION 2.05          Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Obligor or otherwise.

SECTION 2.06          Subrogation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.07          Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Obligor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01          Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests; provided, however, that the Equity Interests subject to the pledge provided in this Section 3.01 shall not include more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, to the extent that the pledge of any greater percentage would result in adverse tax consequences to the applicable Grantor as reasonably determined by the Borrower or such Grantor and approved by the Collateral Agent in its reasonable discretion (all the Equity Interests described in the foregoing clauses (i), (ii) and (iii) (subject to the proviso thereto) collectively referred to herein as the “Pledged Equity”), (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, “Pledged Collateral” does not include any equity interests owned by any Person other than the Grantors.

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TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02          Delivery of the Pledged Collateral. (a) Each Grantor (i) has delivered all Pledged Securities held by such Grantor on the Closing Date to the Collateral Agent (to the extent represented or evidenced by a certificate, instrument or other transferable document), and (ii) agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, notes, instruments or other documents representing or evidencing any Pledged Securities at any time hereafter acquired (to the extent represented or evidenced by a certificate, instrument or other transferable document).

(b)          Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person (other than Indebtedness with an outstanding principal amount of less than $1,000,000 in the aggregate owed to such Grantor by any Person that is not an Obligor) to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)          Upon delivery to the Collateral Agent, (i) any certificate, note, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated membership interest, stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

(d)          If any Grantor acquires any Pledged Securities at any time following the date hereof, then, at the request of the Collateral Agent, it shall promptly deliver a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03           Representations, Warranties and Covenants. Each Grantor hereby represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder by such Grantor;

(b)          the Pledged Equity and Pledged Debt Securities pledged by such Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable, and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

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(c)          except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), such Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement or Liens permitted by Section 6.02 thereof, and (iv) subject to Section 3.06, will cause any and all of Pledged Collateral pledged by it hereunder, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d)          except for restrictions and limitations imposed by the Loan Documents, the Advisers Act, the Investment Company Act or securities laws generally, the Pledged Collateral pledged by such Grantor is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, limited partnership agreement, limited liability company agreement, charter or by-law provisions or contractual restriction [in each case, except with respect to SIC Advisers LLC and MOF II GP LLC], of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)          except with respect to the restrictions and limitations referenced in Section 3.03(d) above, such Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created or permitted by the Loan Documents), however arising, of all Persons whomsoever;

(f)          no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)          by virtue of the execution and delivery by such Grantor of this Agreement, (i) except to the extent a security interest in any certificated Pledged Securities cannot be perfected by possession thereof, when any certificated Pledged Securities are delivered by such Grantor to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in each such Pledged Security as security for the payment and performance of the Obligations, and (ii) except to the extent a security interest in the Pledged Securities cannot be perfected by the filing of a financing statement under the UCC of the jurisdiction of formation of the applicable Grantor, when the initial financing statement with respect to any Pledged Security pledged by it hereunder that is not certificated is filed pursuant to Section 4.01(b), the Collateral Agent will obtain a legal, valid and perfected first priority Lien upon and security interest in such Pledged Security as security for the payment and performance of the Obligations;

(h)          with respect to any Pledged Securities that are issued by an issuer that is organized under a jurisdiction outside of the United States, if such Pledged Securities are material to the business of the Borrower or any other Grantor (as determined by the Collateral Agent in its reasonable judgment), then the Grantor or Grantors pledging such Pledged Securities shall, promptly upon the reasonable request of the Collateral Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent therein; and

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(i)          to the extent governed by the New York UCC, the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral pledged by such Grantor hereunder as set forth herein and all action by such Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral in accordance with the Uniform Commercial Code in effect in such Grantor’s jurisdiction of organization and, if applicable, in accordance with the immediately preceding clause (h), has been duly taken.

SECTION 3.04         Certification of Limited Liability Company Interests and Limited Partnership Interests.

(a)          Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership that is a Subsidiary of such Grantor and is pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction and (ii) each such interest shall at all times hereafter be represented by a certificate.

(b)          Each Grantor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership that is a Subsidiary of such Grantor and is pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Collateral Agent of such election and immediately delivers any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 3.05          Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly provide to the Collateral Agent copies of any notices or other communications received by it with respect to any Pledged Security in its capacity as the registered owner thereof, if the subject matter of such notice or communication has, or could have, a material adverse effect on such Grantor’s rights with respect thereto or the pledge of such Pledged Security hereunder.

SECTION 3.06           Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 7.01 of the Credit Agreement):

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)          Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and The delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

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(iii)          Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities; provided, however, that upon receipt by any Grantor of any noncash dividends, interest, principal or other distributions that constitute Pledged Equity or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, such Grantor shall hold such Pledged Equity or Pledge Debt Securities separate and apart, and not commingled with, any of its other funds or property and shall forthwith deliver such Pledged Equity or Pledge Debt Securities to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment) if and to the extent required by Section 3.02.

(b)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06(b) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from, and not commingled with, other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. Each Grantor agrees to grant the Collateral Agent an irrevocable proxy, exercisable under such circumstances and to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting and consensual rights and powers; provided, however, that to the extent that the grant of any such irrevocable proxy would result in an “assignment” (as such term is defined in the Advisers Act or the Investment Company Act) of any Management Fee Document under the Advisers Act or the Investment Company Act, if applicable, then such proxy shall be limited to the extent necessary to ensure that the grant thereof does not result in such an assignment.

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(d)          Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.06 in part without suspending all such rights (as specified by the Collateral Agent in its reasonable discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01          Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Security Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all money and Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all General Intangibles (including all rights under the Management Fee Documents);

(vii)       all Goods;

(viii)      all Instruments;

(ix)         all Intellectual Property;

(x)          all Licenses;

(xi)         all Inventory;

(xii)        all Investment Property;

(xiii)       all Letter-of-Credit Rights;

(xiv)      all Commercial Tort Claims, including, without limitation, all Commercial Tort Claims identified on Schedule IV;

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(xv)       all books and records pertaining to any and all of the foregoing; and

(xvi)      to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.

provided, however, that to the extent the grant of the Security Interest in any Management Fee Document would result in an “assignment” (as such term is defined in the Advisers Act or the Investment Company Act) of such Management Fee Document under the Advisers Act or the Investment Company Act, if applicable, then the Security Collateral shall not include, and the Security Interest shall not attach to, such Management Fee Document (other than, in any event, all of the Borrower’s and any other Grantor’s rights to receive Management Fees thereunder and all rights in its capacity as recipient thereof to enforce the payment of Management Fees thereunder, which, for the avoidance of doubt, shall be subject to the Security Interest and shall constitute Security Collateral in all respects, unless the grant of the Security Interest in such rights would result in an “assignment” (as such term is defined in the Investment Company Act) of such Management Fee Document under the Investment Company Act).

Notwithstanding the foregoing, in no event shall the Security Collateral include, and no Grantor shall be deemed to have granted a Security Interest in, any of such Grantor’s right, title or interest in (A) any asset or property right of such Grantor of any nature if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or such Grantor’s loss of use of such asset or property right, (ii) a breach, termination or default under any lease, license, contract, instrument or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) to which such Grantor is party or (iii) any intent-to-use United States trademark or service mark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. §1051(d), respectively, or, if filed, has not been accepted by the PTO to the extent that the grant of the Security Interest therein prior to such time would result in the invalidity or unenforceability of any such application or resulting registration, (B) any asset or property right of such Grantor of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), and (C) any Equity Interests excluded from the definition of “Pledged Equity”; provided, however, that the Security Interest shall attach to any and all (I) monies due or to become due in respect of such asset or property right or (II) Proceeds from the sale, transfer, assignment, license, lease or other disposition of such asset or property right; and provided, further, that the Security Interest shall attach, immediately at such time as and to the extent severable, to any portion of such asset or property right that does not result or no longer results in any of the consequences specified in clauses (i), (ii) and/or (iii) above).

(b)          Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Security Collateral or any part thereof and amendments thereto that (i) indicate the Security Collateral as “all assets” of such Grantor (or words of similar effect), whether now owned or hereafter acquired, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Security Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

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The Collateral Agent is further authorized to file with the PTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of creating, perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor to the extent permitted under applicable law, giving effect to the authorization and waiver provided in this paragraph, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)          The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Security Collateral.

(d)          Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Security Collateral, including, without limitation, any agreements relating to Pledged Equity constituting partnership interests or limited liability company interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Security Collateral, including, without limitation, any agreements relating to Pledged Equity constituting partnership interests or limited liability company interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Security Collateral.

SECTION 4.02          Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a)          Such Grantor has good and valid rights in and title to the Security Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Security Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained, except for those exceptions and limitations set forth in Section 3.03(d).

(b)          The Security Interest constitutes (i) a legal and valid security interest in all Security Collateral securing the payment and performance of the Obligations, (ii) a perfected security interest in all Security Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Security Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the PTO and the USCO, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Security Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

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(c)          The Security Collateral that is owned by such Grantor is owned free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Security Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Security Collateral with the PTO or the USCO, (iii) any notice under the Assignment of Claims Act of 1940, as amended, or (iv) any assignment in which any Grantor assigns any Security Collateral or any security agreement or similar instrument covering any Security Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. No Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.

(d)          Additional Representations and Warranties Regarding Patent, Trademark and Copyright Collateral.

(i)          Attached hereto as Schedule III is a true and complete schedule of all material registered Patents, material Patent applications, material Trademark applications and material Trademark registrations owned by such Grantor as of the Closing Date and, as of each Credit Event, as provided pursuant to Section 4.05(d), including the name of the registered owner and the application/registration number, as applicable. Schedule III also sets forth a true and complete schedule of all material Copyright registrations and material applications owned by such Grantor as of the Closing Date and, as of each Credit Event, as provided pursuant to Section 4.05(d), including the name of the registered owner and the registration number of each such Copyright registration owned by such Grantor. Schedule III also sets forth a list of all material Licenses of such Grantor as of the Closing Date and, as of each Credit Event, as provided pursuant to Section 4.05(d), excluding any licenses for commercially available software. Each Grantor is the sole owner of the registrations and applications listed on Schedule III as owned by such Grantor as of the Closing Date and, as of each Credit Event, as provided pursuant to Section 4.05(d), and such Grantor owns, is licensed to use, or otherwise has sufficient rights to use all material Intellectual Property necessary for the conduct of its business as currently conducted, except for any such failure to own or possess a license or right to use that could not reasonably be expected to result in a Material Adverse Effect. All material Intellectual Property owned by such Grantor is subsisting and, to such Grantor’s knowledge, valid and enforceable by and in the name of such Grantor, and has not been abandoned. Such Grantor has performed all necessary acts and has paid all necessary registration, renewal and maintenance fees as such become due, in each case required to maintain each registration and application of material Intellectual Property owned by such Grantor in full force and effect.

(ii)         Except as could not reasonably be expected to result in a Material Adverse Effect, the use of the material Intellectual Property owned by such Grantor does not infringe on the Intellectual Property rights of any Person. No written claim has been asserted and is pending, or has been threatened by any Person against such Grantor or its predecessor-in-interest challenging such Grantor’s use of any material Intellectual Property, nor does such Grantor know of any valid basis for any such claim, except as could not reasonably be expected to result in a Material Adverse Effect.

(iii)        Except as set forth in Schedule III as of the Closing Date and, as of each Credit Event, as provided pursuant to Section 4.05(d), (a) none of the material Intellectual Property owned by such Grantor is the subject of any material licensing agreement pursuant to which such Grantor is the licensor (other than any Intellectual Property license agreements entered into by such Grantor solely with another Obligor) and (b) there are no settlements or consents, covenants not to sue, nonassertion assurances, or releases that have been entered into by such Grantor or its predecessor-in-interest that materially and adversely affect such Grantor’s rights to own or use any material Intellectual Property owned by such Grantor or used in its business, and such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any material Intellectual Property owned by such Grantor that has not been terminated or released.

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(iv)        No holding, decision or judgment has been rendered by any Governmental Authority against such Grantor or its predecessor-in-interest which limits the validity of (other than office actions issued in the course of prosecution of applications for registration of Intellectual Property), or such Grantor’s ownership or rights to use, any material Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect or result in the loss of ownership of material Intellectual Property owned by such Grantor.

(v)         No action or proceeding is pending or threatened against such Grantor seeking to limit the validity of any material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, right to use or right to register the same (other than office actions issued in the course of prosecution of applications for registration of Intellectual Property), which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or result in the loss of ownership of material Intellectual Property owned by such Grantor.

(vi)        To each Grantor’s knowledge, no third party is infringing upon or misappropriating any rights of such Grantor in any material Intellectual Property owned by such Grantor except as could not reasonably be expect to result in a Material Adverse Effect.

(e)          Neither the execution and delivery by any Grantor of this Agreement, the creation and perfection of the security interest in such Grantor’s Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or formation or other constitutive documents or by-laws, limited partnership agreement or limited liability company agreement of such Grantor, (B) any order of any Governmental Authority applicable to such Grantor, (C) any provision of any Management Fee Document, or (D) any provision of any indenture, agreement or other instrument to which such Grantor is a party or by which such Grantor or any of its property is or may be bound, except in the case of this clause (D) as could not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Grantor (other than any Lien created hereunder or under the other Loan Documents).

(f)          With respect to each Deposit Account or Securities Account of a Grantor, including, without limitation, the Designated Account, such Grantor is the sole customer of such Deposit Account or the sole entitlement holder of such Securities Account, as applicable, and such Grantor has not agreed to or is not otherwise aware of any Person having “control” (within the meanings of Section 9-104 of the New York UCC) over, or any other interest in, the Deposit Account or Securities Account in which such Grantor has an interest credited thereto.

(g)          If such Grantor is party to any Management Fee Document pursuant to which Management Fees are payable to any Person other than the Borrower, such Grantor has delivered to the Administrative Agent a duly executed counterpart to an Irrevocable Direction Letter.

SECTION 4.03          Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name, (ii) its corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Security Collateral, subject to Liens permitted by Section 6.02 of the Credit Agreement.

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(b)          Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Security Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Security Collateral, and, at such time or times as the Collateral Agent may request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Security Collateral.

(c)          Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this 4.03(c).

(d)          Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Security Collateral against all Persons and to defend (other than actions that, individually or in the aggregate, relate to immaterial portions of the Collateral, including Intellectual Property established under the Laws of any jurisdiction outside the United States, to the extent such Intellectual Property does not constitute Material Foreign Intellectual Property, it being understood that all payments of Management Fees are deemed material for purposes hereof) the Security Interest of the Collateral Agent in the Security Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e)          Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(f)          The Collateral Agent and such Persons as the Collateral Agent may designate shall have the right, at the applicable Grantor’s own cost and expense, to inspect the Security Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Security Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Security Collateral, including, in the case of Accounts or other Security Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Security Collateral for the purpose of making such a verification; provided, however, that if no Event of Default has occurred and is continuing, only one such inspection in any calendar year will be at the expense of such Grantor, and any other such inspection shall be at the expense of the Collateral Agent. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.16 of the Credit Agreement.

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(g)          At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Security Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the Credit Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances as set forth herein or in the other Loan Documents.

(h)          If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i)          Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Security Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(j)          No Grantor shall make or permit to be made (i) an assignment, pledge or hypothecation of the Security Collateral or shall grant any other Lien in respect of the Security Collateral or permit any notice to be filed under the Assignment of Claims Act of 1940, as amended, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement; or (ii) any transfer of the Security Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Security Collateral owned by it, except as permitted by the Credit Agreement.

(k)          No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Security Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business.

(l)          Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Security Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

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(m)          Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04          Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Security Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Security Collateral:

(a)          Instruments. If any Grantor shall at any time hold or acquire any Instruments or tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)          Deposit Accounts. Each Grantor shall maintain all Deposit Accounts only with financial institutions that have executed an agreement with such Grantor and the Collateral Agent, agreeing to comply with instructions issued or originated by the Collateral Agent directing the disposition of funds from time to time credited to such Deposit Account without further consent of any Grantor or any other Person; provided that for any such Deposit Account not in existence on the Closing Date, the applicable Grantor shall cause such an Account Control Agreement to be in place within ten Business Days of the opening of such account. The Collateral Agent agrees that (i) it shall have no right to provide any such instructions until the occurrence and during the continuation of an Event of Default and (ii) if such instructions have been delivered by the Collateral Agent to a financial institution that is maintaining any such account and the Event of Default that predicated the delivery of such instructions is later cured or is no longer continuing, the Collateral Agent and such Grantor agree to use reasonable efforts to amend the applicable Account Control Agreement with the applicable financial institution or enter into a new Account Control Agreement with such financial institution, as required by such financial institutions, to reestablish the right of such Grantor to provide written instructions from time to time to such financial institution for the disposition of funds in the applicable Deposit Account, unless and until a separate Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any Deposit Account that is used solely to fund payroll and payroll taxes and other employee wage and benefit payments in the ordinary course of business on a current basis.

(c)          Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities constituting Security Collateral, such Grantor shall promptly endorse, and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer duly executed in blank as the Collateral Agent may from time to time specify. If any securities constituting Security Collateral now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities, except to the extent that any such action would result in an “assignment” (as such term is defined in the Advisers Act or the Investment Company Act) of any Management Fee Document under the Advisers Act or the Investment Company Act if applicable. If any securities constituting Security Collateral, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or unless an Event of Default would occur after giving effect to any such investment and withdrawal rights. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

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(d)          Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow alterations without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)          Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f)          Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

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(g)          Management Fees. Upon receipt by any Grantor (other than the Borrower) of any Management Fees (whether paid to such Grantor pursuant to the terms of a Management Fee Document or otherwise), such Grantor shall promptly arrange for transfer such Management Fees to Borrower for deposit into the Designated Account.

SECTION 4.05          Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will use reasonable best efforts to cause each of its licensees not to, do any act, or omit to do any act, whereby any material Intellectual Property owned by such Grantor may become invalidated, abandoned or dedicated to the public (other than) Intellectual Property with respect to which the abandonment thereof would be permitted under Section 6.05(b)(i) of the Credit Agreement).

(b)          Each Grantor agrees that, to the extent that it determines in its reasonable business judgment it is necessary or desirable, it will (i) mark any products covered by an unexpired Patent owned by any Grantor (and remove markings on products with respect to expired Patents), (ii) display any registered Trademark owned by any Grantor with notice of registration, and (iii) publish, display and distribute any material copyrighted work owned by any Grantor with appropriate copyright notice.

(c)          Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any material Patent, Trademark or Copyright (other than Patents, Trademarks or Copyrights the abandonment of which would be permitted under the Credit Agreement) has become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, USCO or any court or similar office of any country, but not including office actions in the course of prosecution) regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(d)          In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any material Patent, Trademark or Copyright (or acquires a registration or application for any Trademark or Copyright) with the PTO, USCO or any office or agency in any political subdivision of the United States or in any other country or political subdivision thereof, it shall notify the Collateral Agent no later than 10 days after the end of the fiscal quarter in which such filing or acquisition occurs, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may request, subject, as to non-United States Intellectual Property, to the provisions of Section 4.05(g), to evidence the Security Interest in such Patent, Trademark or Copyright. Upon the occurrence of any Credit Event occurring after the Closing Date, the Grantors will deliver a certificate of a Financial Officer of the Borrower setting forth any updates to Schedule III or confirming that there has been no change in such information since the Closing Date or the date of the last update thereof pursuant to this Section 4.05(d).

(e)          Each Grantor will take all reasonable steps in any proceeding before the PTO, USCO or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyright, except that which, in the reasonable judgment of the Grantor, is no longer useful in the conduct of any Grantor’s business or as to which the costs of maintaining such Intellectual Property exceeds its value, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

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ARTICLE V

Remedies

SECTION 5.01          Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times, and that each Grantor will cooperate with the Collateral Agent by undertaking such actions and executing and delivering to the Collateral Agent such agreements, instruments, documents and papers as the Collateral Agent may request (including pursuant to Section 5.05 hereof) in order to effectuate the following: (a) with respect to any Security Collateral consisting of Intellectual Property, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Security Collateral by the applicable Grantor to the Collateral Agent or to its designee, or to license or sublicense, and whether on an exclusive or nonexclusive basis, any such Security Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall acting reasonably determine, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Security Collateral and without liability for trespass to enter any premises where the Security Collateral may be located for the purpose of taking possession of or removing the Security Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Notwithstanding the foregoing or any other provision in this Agreement, a Grantor shall not be required to deliver any original book or record that constitutes Security Collateral if and to the extent that such book or record is required to be maintained by such Grantor in accordance with the Advisers Act, the Investment Company Act and the rules and regulations thereunder. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02          Application of Proceeds. The proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, shall be applied by the Collateral Agent in accordance with Section 7.02 of Credit Agreement.

SECTION 5.03          Grant of License to Use Intellectual Property; Consents.

(a)          For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the termination of this Agreement), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Security Collateral consisting of Intellectual Property now or hereafter owned or licensed, to the extent sublicensing to the Collateral Agent is not prohibited under the relevant License, by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Collateral Agent agrees that it will exercise the rights under the foregoing license only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith and during the continuation of an Event of Default shall be binding upon each Grantor, notwithstanding any subsequent cure of such Event of Default or the termination of this Agreement.

(b)          Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

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SECTION 5.04          Investment Advisers Act, Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) or under the Advisers Act or the Investment Company Act with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Advisers Act, the Investment Company Act or Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its reasonable discretion; (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells. Notwithstanding anything herein to the contrary, the Collateral Agent shall not exercise any remedies with respect to any Pledged Equity to the extent that such action would, in the judgment of the Collateral Agent be deemed under the Advisers Act or the Investment Company Act, if applicable, to be an “assignment” (as such term in defined in the Advisers Act or the Investment Company Act) of any Management Agreement or investment advisory agreement unless and until the Collateral Agent shall have obtained the requisite consents to such assignment or approvals of successor Management Agreements or investment advisory agreements.

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SECTION 5.05          Public Sale. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the “blue sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Subrogation and Subordination

SECTION 6.01          Contribution and Subrogation.

(a)          The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of contribution or subrogation arising under this Article VI. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

SECTION 6.02          Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b)          The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01          Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

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SECTION 7.02          Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, or (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations.

SECTION 7.03          Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender on their behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

SECTION 7.04          Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05          Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06          Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses and indemnification rights incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Credit Agreement.

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SECTION 7.07           Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any appropriate action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, to the extent permitted by applicable law, giving effect to the grant of the power of attorney contained in this Section 7.07, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, and (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

SECTION 7.08          Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09          Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11          Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12          Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14          Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

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(b)          Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the Grantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each of the Grantors hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

SECTION 7.15          Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate upon the Discharge of the Obligations.

(b)          A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c)          Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) above (and upon receipt by the Collateral Agent of a certificate of the Borrower reasonably satisfactory to the Collateral Agent to the effect that such transaction will comply with the terms of the Credit Agreement), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16          Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall promptly enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

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SECTION 7.17          Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Medley LLC, as Borrower

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

Medley Capital LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

MOF II Management LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

MOF III Management LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

Medley SMA Advisors LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

Medley GP Holdings LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

Medley GP LLC, as Guarantor

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement (Revolver)]

CITY NATIONAL PARK, as Collateral Agent

By:	/s/ Charles Hill
Name: Charles Hill
Title: Senior Vice President

[Signature Page to Guarantee and Collateral Agreement (Revolver)]